EXHIBIT 99.1

PRESS RELEASE

EDUCATIONAL DEVELOPMENT CORPORATION

ANNOUNCES TWO FOR ONE STOCK SPLIT

TULSA, OK, August 22, 2018——Educational Development Corporation (“EDC”) (NASDAQ: EDUC) (http://www.edcpub.com) today announced the completion of a 2-for-1 stock split of EDC’s outstanding shares of common stock, to be distributed in the form of a 100% stock dividend.

The 2 for 1 stock split was executed in the form of a dividend of one share of the Company’s common stock for each share outstanding to every shareholder of record as of August 14, 2018.

Per Mr. White said, “Over the past several months, we have taken several steps to allow us to split our stock. We are pleased to announce we have completed this stock split.”

EDC’s shares began trading on a post-split basis on the NASDAQ beginning at the opening of trading on August 23, 2018.

About Educational Development Corporation

EDC is a publishing company specializing in books for children. EDC is the sole American trade Publisher of the UK-based Usborne Publishing, and is the Publisher/Owner of Kane Miller, specializing in children’s literature from around the world. EDC’s current catalog contains over 2,300 titles, with new additions semi-annually. Both Usborne and Kane Miller products are sold via retail outlets and by direct sales consultants nationally.

Contact:

Educational Development Corporation

Randall White, (918) 622-4522